                                                                    EXHIBIT 10.1

                                PROMISSORY NOTE

$30,000.00                                                   Bothell, Washington
                                                                October 29, 1998

FOR VALUE RECEIVED, Orca Technologies, Inc. (the undersigned) agrees to pay to the order of Norman Plummer, the sum of Thirty Thousand and 00/100ths Dollars ($30,000.00) in lawful money of the United States of America.

(a) This Note bears interest at the rate of 8% (eight percent) per annum.

(b) This Note is payable January 27, 1999.

After default, at the option of the holder, the entire indebtedness evidenced hereby shall become immediately due and payable. Failure to exercise the rights and remedies available to the holder of this Note shall not waive the right to exercise them in the event of any subsequent default. In the event of default, the undersigned promises to pay collection expenses, including reasonable attorneys' fees, incurred by the holder of this note, with or without suit on appeal and in bankruptcy or other insolvency proceedings.

The Note is delivered to the payee in the state of Washington and is made with reference to, and shall be construed in accordance with, the laws of the state of Washington without reference to their conflict of law principles.


                                            /s/ Roger P. Vallo
                                           -----------------------
                                           Roger P. Vallo
                                           Orca Technologies, Inc.
                                           Chief Executive Officer
                                           Date:  October 29, 1998